UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 11, 2008
Date of Report (Date of earliest event reported)
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	002-25577 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 850 Dallas, TX (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On December 11, 2008, Diodes Incorporated (the “Company”) approved a plan to respond to the recent severe economic downturn worldwide by reducing its workforce. On December 15, 2008, the Company informed the affected employees and expects the reduction in workforce to achieve savings in operating costs.
The Company proposed to make up to 80 jobs (approximately 15% of its European workforce) redundant at its UK operations in Oldham, which it expects to complete by the end of the first quarter of 2009. The Company has also made additional immaterial reductions in its worldwide workforce. The Company will record a charge of approximately $2.8 to $3.5 million in the fourth quarter of 2008 for severance costs associated with the reduction in workforce. All severance costs associated with the reduction in workforce will result in future cash expenditures. The Company expects to pay a portion of the severance costs in the fourth quarter of 2008 and the remaining balance in the first quarter of 2009.
The Company expects the reduction in workforce to yield an approximate $3.0 million to $4.0 million pre-tax annual cost savings beginning first quarter of 2009.

Item 7.01	Regulation FD Disclosure.
On December 11, 2008, the Company issued a press release to update its guidance for the fourth quarter of 2008 and announce the repurchase of $46.5 million of its $230 million 2.25% Convertible Senior Notes due 2026. A copy of the press release is attached as Exhibit 99.1.
ADJUSTED EARNINGS PER SHARE
In the press release, the Company utilized a financial measure and term not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing its expected operating results in a manner that enables investors to more thoroughly evaluate our current expected performance as compared to past performance. We also believe this non-GAAP measure provides investors with a more informed baseline for modeling the Company’s expected future financial performance. Our management uses this non-GAAP measure for the same purpose. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in estimating our results. This non-GAAP measure should be considered in addition to estimated results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP estimated results. We have provided definitions for the non-GAAP financial measure, together with an explanation of why management uses this measure and why management believes that this non-GAAP financial measure is useful to investors below.
This non-GAAP financial measure is the portion of the Company’s GAAP estimated net income assigned to each share of stock, excluding estimated purchase accounting impact on earnings and estimated gain on extinguishment of debt as described below. Excluding the estimated gain on extinguishment of debt provides investors with a better depiction of the Company’s expected operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the estimated amortization of acquisition-related intangible assets allows for comparison of our current expected and historic operating performance. This non-GAAP measure should be considered in addition to estimated results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP estimated results and may differ from measures used by other companies. We recommend that a review of estimated EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our estimated results.
Amortization of acquisition-related intangible assets — The Company has excluded the estimated amortization of Zetex acquisition-related intangible assets, including developed technologies, customer relationships and trade name from its estimated non-GAAP results. The fair value of the acquisition-related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. We believe that the exclusion of the estimated amortization expense of acquisition-related assets is appropriate as a significant portion of the purchase price for the acquisition was allocated to the intangible assets that have short lives, and the exclusion of the estimated amortization expense allows comparisons of estimated operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, we exclude the estimated amortization expense as there is significant variability and unpredictability across companies with respect to this expense.
Gain on extinguishment of debt — The Company will record a one-time non-cash gain on extinguishment of debt related to the difference between the face value of the 2.25% Convertible Senior Notes due 2026 and the cash paid, net of tax. The Company repurchased $46.5 million face value Convertible Senior Notes during the fourth quarter of 2008 for approximately $23.2 million in cash. This estimated extinguishment of debt gain is excluded from management’s assessment of our estimated operating performance for the fourth quarter of 2008. We believe that the exclusion of the non-recurring estimated extinguishment of debt provides investors an enhanced view of similar one-time adjustments that the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such gains.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated December 11, 2008.
Cautionary Information Regarding Forward-Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above or in the attached press release that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: the Company proposed to make up to 80 jobs redundant at its UK operations in Oldham, which the Company expects to complete by the end of the first quarter of 2009; the Company will record a charge of approximately $2.8 to $3.5 million in the fourth quarter of 2008 for severance costs associated with the reduction in workforce; all severance costs associated with the reduction in workforce will result in future cash expenditures; the Company expects to pay a portion of the severance costs in the fourth quarter of 2008 and the remaining balance in the first quarter of 2009; and the Company expects the reduction in workforce to yield an approximately $3.0 to $4.0 million pre-tax annual cost savings beginning in the first quarter of 2009. Potential risks and uncertainties include, but are not limited to, such factors as the UBS settlement may not provide us with the liquidity intended; we may not realize the anticipated cost savings; we may not effect the planned further reductions in costs or these cost containment measures may not prove to be material; our updated guidance may be incorrect; the severity and duration of the current global economic weakness, recession and financial uncertainty, and other risks and information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The forward-looking statements included in this report on Form 8-K are made only as of the date of this report, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2008	DIODES INCORPORATED
	By:	/s/ Carl C. Wertz
CARL C. WERTZ
Chief Financial Officer